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                              SPECTRAN CORPORATION




                                                                   EXHIBIT 10.62
                              SPECTRAN CORPORATION
                     RETIREMENT PLAN FOR OUTSIDE DIRECTORS

         1. Purpose and Intent. The Corporation has determined that it is important for its future growth and in its best interest to attract and retain experienced and knowledgeable individuals to serve as outside directors of SpecTran(1) and its Affiliates. To accomplish this goal, the Board voted on December 27, 1995 to adopt this Retirement Plan for Outside Directors (the "Plan") which provides a retirement benefit for Outside Directors. While any benefits are paid under this Agreement to an Outside Director, such Outside Director will be available to consult for the Corporation. Further, these benefits are subject to forfeiture if an Outside Director is removed for Cause (as defined herein) or, as described below, competes with the Corporation. This Plan is not intended to be a Qualified Plan under the Internal Revenue Code of 1986, as amended.

         2. Definitions. As used in this Plan, the following words and phrases wherever capitalized shall have the following meanings unless the context clearly indicates that a different meaning is intended:

                 (a) "Affiliate" shall mean any person or entity which controls, is controlled by or is under common control with the Corporation. For the purpose of this Plan, control shall mean ownership of fifty percent (50%) or more of the voting stock of any entity.

                 (b)      "Board" shall mean the Board of Directors of SpecTran.

                 (c) "Change in Control" shall have the meaning set forth in Section 16 of this Plan.

                 (d) The "Corporation" shall mean SpecTran, its successors and assigns, including but not limited to any corporation, firm or person which is the survivor of a merger or





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    (1) Initial capitalized words may be defined below in Section 2.

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                              SPECTRAN CORPORATION




consolidation with SpecTran or which acquires substantially all of the assets of SpecTran, and any of SpecTran's Affiliates.

                 (e) "Normal Retirement Date" shall mean an Outside Director's sixty-fifth birthday.

                 (f) "Outside Director" shall mean a non-employee director of the Corporation and/or one or more of its Affiliates.

                 (g) "Retirement Benefit" shall have the meaning set forth in Section 4 of this Plan.

                 (h) "SpecTran" shall mean SpecTran Corporation, a Delaware corporation.

         3.      Eligibility.

                 (a) All Outside Directors of the Corporation are eligible to participate in the Plan after the completion of five full calendar years as an Outside Director, including service prior to the date of the adoption of this Plan. For the sake of clarity, if an individual during his tenure as a director has been served both as an Outside Director and a director employed by the Corporation, his service as a director while being employed by the Corporation shall not be considered when determining eligibility or the amount of benefits payable under this Plan. Notwithstanding anything contained herein, this Plan is not an agreement or guaranty that an Outside Director's service as a director of the Corporation will be continued after the expiration of his term.

                 (b) As a condition of the eligibility of any Outside Director to participate in this Plan, the Corporation may require Outside Directors to enter into an Agreement with the Corporation for the purpose of memorializing each Outside Director's understanding of and agreement with the terms of this Plan.

         4. Retirement Benefits. Each Outside Director will be entitled to a retirement benefit, determined as of the effective date of the termination of his service as an Outside Director for whatever reason except Cause, including whether by (i) death,(ii) disability, (iii) mandatory retirement at age 70 or (iv) early retirement. The retirement benefit shall be an annual amount





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                              SPECTRAN CORPORATION




equal to the lesser of (i) $1,000 multiplied by each full calendar year of service as an Outside Director or (ii) $10,000 (the "Retirement Benefit"). The Retirement Benefit shall be paid for ten (10) years in equal monthly installments commencing on the first day of the month immediately following the later of an Outside Director's actual date of termination of service as an Outside Director or the Normal Retirement Date (unless payment is accelerated in accordance with Sections 15 and 16 below). Outside Directors are required to resign as a director of the Corporation on their seventieth birthday, if they have not previously done so.

         5. Vesting. Anything to the contrary in this Plan notwithstanding, each eligible Outside Director shall be entitled to one hundred percent (100%) of any benefit payable under this Plan under any one or more of Sections 4, 6, 15 or 16 at the date on which his entitlement to such benefit shall be determined commencing with his original date of service as an Outside Director, provided that such benefits are subject to forfeiture as described in Sections 8 and 9, below.

         6.      Death of Outside Director.

                 (a) If an Outside Director dies while serving as an Outside Director, SpecTran will pay to the Outside Director's designated beneficiaries, a total annual amount equal to the Retirement Benefit earned by the Outside Director as of the date of death, payable over a period of ten (10) years commencing on the first day of the month next following the delivery to the Corporation of a death certificate and on a monthly basis thereafter.

                 (b) If an Outside Director dies following the commencement of the payment of the Retirement Benefit under Section 4 hereof, such payments shall continue to the designated beneficiaries of the Outside Director until all of the Retirement Benefit has been paid.

                 (c) If an Outside Director dies following the termination of his service as an Outside Director of the Corporation and prior to the commencement of the payment of benefits under Section 4 hereof, SpecTran shall pay to such Outside Director's designated beneficiaries an annual benefit which shall be the Outside Director's Retirement Benefit as of the date of the termination of his service as an Outside Director. Such benefits shall be payable monthly,





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                              SPECTRAN CORPORATION




commencing on the first day of the month following the Normal Retirement Date, or any date prior to the Normal Retirement Date approved by the Corporation, and continuing for ten (10) years; provided, however, that such Outside Director's designated beneficiaries shall be entitled to accelerate payment of such benefit if and to the same extent the Outside Director would have been entitled to an accelerated payment of the Retirement Benefit had he survived.

         7. Beneficiaries. Each Outside Director shall designate, in writing to the Corporation, on the form titled "Designation of Beneficiary" attached hereto as Schedule A, one or more beneficiaries. Outside Directors may change their designated beneficiaries by delivering to the Corporation a dated, revised Designation of Beneficiary form, revoking the prior designation. If no beneficiary is so named by an Outside Director or if no beneficiary named in the Designation of Beneficiary form is living at the time a payment is due, benefit payments shall be made, when due, to the Outside Director's estate. If payment of benefits to a beneficiary commences and such beneficiary dies before all amounts to which such beneficiary is entitled have been paid, the remaining benefits shall be paid to the successive beneficiary or beneficiaries, if any, designated by the Outside Director, or if none, to the beneficiary's estate.

         8.      Competition with the Corporation.

                 (a) In the event that during the two year period immediately following the resignation or removal of an Outside Director from the Board for any reason, such Outside Director shall compete with the business of the Corporation, then the Retirement Benefit which might otherwise be due and payable to him under this Plan shall be immediately forfeited and all rights of such Outside Director and his beneficiaries hereunder shall become void; provided, however, that if (a) the Outside Director leaves the Board for any reason during the twelve (12) month period following a Change in Control or
(b) an event described in Section 15 occurs and the Corporation's successor does not assume its obligations hereunder, the provisions of Section 8 shall not apply, but the provisions of Section 15 and 16 shall govern. An Outside Director will be deemed to have competed with the business of the Corporation if, during the two year period following his





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                              SPECTRAN CORPORATION




resignation or removal from the Board, he either (a) engages, directly or indirectly, or by stock interest exceeding five percent (5%), or otherwise in any way, in any business in which the Corporation was engaged during his tenure on the Board or which the Corporation planned, during his tenure on the Board, to enter, (b) solicits any past, present or future customers of the Corporation in any way relating to any business in which the Corporation was engaged during his tenure on the Board, or which the Corporation planned during his tenure on the Board, to enter, or (c) induces or actively attempts to influence any employee or consultant of the Corporation to terminate his employment or consultancy with the Corporation.

         9. Forfeiture. Anything to the contrary in this Plan notwithstanding (other than Sections 15 and 16), the Retirement Benefits payable under this Plan to any Outside Director shall be immediately forfeited and all rights of such Outside Director and his beneficiaries hereunder shall become null and void, if such Outside Director is removed from the Board for Cause. For this purpose, a removal shall be a removal for "Cause" only if the removal is for one or more of the following: (i) the conviction of an Outside Director for committing any felony, (ii) stealing from the Corporation, (iii) a willful violation by an Outside Director of a material provision of this Plan and (iv) if an Outside Director engages in gross misconduct, such as fraud, dishonesty or gross negligence. If (a) the Outside Director leaves the Board for any reason during the twelve (12) month period following a Change in Control or (b) an event described in Section 15 occurs and the Corporation's successor does not assume its obligations hereunder, the provisions of Section 9 shall not apply, but the provisions of Section 15 and 16 shall govern.

         10. Availability To Consult. For so long as an Outside Director is receiving benefits pursuant to this Plan, he will keep himself available to consult with, and respond to inquiries from, the Corporation relating to its business affairs, at reasonable time(s) and to a reasonable extent.

         11. Interest. Any payment that is required to be made hereunder that is delayed beyond the date specified in this Plan shall bear interest at a variable rate which shall be the rate of interest





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                              SPECTRAN CORPORATION




on one year U.S. Treasury Bills determined at the first auction of each calendar year or part thereof during the period of which interest is to be applied to any obligation hereunder.

         12. Alienability. No Outside Director, nor any beneficiary under this Plan, shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable under this Plan, and any attempt to do so shall be deemed null and void. The seizure of the benefits payable hereunder for the payment of any debts, judgments, alimony or separate maintenance, owed by an Outside Director, his beneficiary, or any of them, or the transfer of such benefit by operation of law in the event of bankruptcy, or otherwise, shall be deemed to be a transfer prohibited by this Plan, and will result in the immediate termination of all benefits payable under this Plan to such Outside Director, or his beneficiary, as the case may be.

         13. Participation in Other Plans. Nothing contained in this Plan shall be construed to alter, abridge, or in any manner affect the rights and privileges of Outside Directors to participate in and be covered by any plan or plans under which they are eligible to participate which the Corporation may have or hereafter have.

         14.     Funding.

                 (a) The Corporation reserves the right at its sole and exclusive discretion to insure or otherwise provide for the obligations of the Corporation undertaken by this Plan or to refrain from same, and to determine the extent, nature and method thereof, including the establishment of one or more trusts. Should the Corporation elect to insure this Plan, in whole or in part, through the medium of insurance or annuities, or both, the Corporation shall be the owner and beneficiary of the policy or annuity. At no time shall any Outside Director be deemed to have any right, title or interest in or to any specified asset or assets of the Corporation, or any trust or escrow arrangement, including, but not by way of restriction, any insurance or annuity contracts or the proceeds therefrom.





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                              SPECTRAN CORPORATION




                 (b) Any such policy, contract or asset shall not in any way be considered to be security for the performance of the Corporation's obligations under this Plan.

                 (c) If the Corporation purchases a life insurance or annuity policy on the life of any Outside Director, the Outside Director, as a condition of his participation in this Plan, must agree to sign any papers that may be required for that purpose and to undergo any medical examination or tests (at the Corporation's expense) which may be necessary, and generally cooperate with the Corporation in securing such policy.

                 (d) To the extent an Outside Director acquires a right to receive benefits under this Plan, such right shall be equivalent to the right of an unsecured general creditor of the Corporation.

         15. Reorganization. SpecTran shall not merge or consolidate into or with another corporation if such merger or consolidation shall result in the other corporation being the survivor corporation, nor shall it sell substantially all of its assets to another corporation, firm or person, unless and until such other corporation, firm or person agrees in writing without further qualification to assume and discharge the obligations of SpecTran under this Plan. If such corporation, firm or person does not so agree to assume and discharge such obligations, SpecTran shall pay to each Outside Director, in one lump sum, his Retirement Benefit as of the date of such merger, consolidation or sale. All calculations of the Retirement Benefit, for purposes of this
Section 15, shall be discounted to present value in accordance with the actuarial tables used in SpecTran's defined benefit pension plan. For the purpose of clarification, any transaction between SpecTran and any of its Affiliates is not intended to be covered by this Section.

         16. Change in Control. In the event that a Change in Control occurs prior to the Normal Retirement Date of an Outside Director and either
(a) such Outside Director is removed from the Board up to and including twelve
(12) months from such Change in Control or (b) such Outside Director voluntarily resigns from the Board up to and including twelve (12) months from such Change in Control, then in either case SpecTran shall pay to such Outside Director, in one





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                              SPECTRAN CORPORATION




lump sum, his Retirement Benefit as of the date of his removal or resignation from the Board. All calculations of the Retirement Benefit, for purposes of this Section 16, shall be discounted to present value in accordance with the actuarial tables used in SpecTran's defined benefit pension plan. For the purposes of this Plan, "Change in Control" shall mean (a) the date of public announcement that a person has become, without the approval of the Board, the beneficial owner of 20% or more of the voting power of all securities of SpecTran then outstanding; (b) the date of the commencement of a tender offer or tender exchange by any person, without the approval of the Board, if upon the consummation thereof such person would be the beneficial owner of 20% or more of the voting power of all securities of SpecTran then outstanding; or (c) the date on which individuals who constituted the Board on the date this Plan was adopted cease for any reason to constitute a majority thereof, provided that any person becoming a director subsequent to such date whose election or nomination was approved by at least three quarters of such incumbent Board shall be considered as though such person were an incumbent director.

         17. Amendment or Termination. The Board reserves the right to amend this Plan from time to time or terminate this Plan; provided, however, that no such amendment or termination shall adversely affect the rights of any Outside Director or beneficiary without such person's prior written consent with respect to the benefits accrued prior to such termination or amendment.

         18. Operation of Law on Corporation's Obligations. In the event that any governmental entity promulgates any statute, rule, regulation, policy or order which restricts or prohibits the Corporation from making payments to an Outside Director under this Plan, then the Corporation's obligations to make payments hereunder shall terminate or be restricted or suspended (consistent with such law or binding regulation, policy or order) for so long as such restriction or prohibition applies to the Corporation. Nothing in this Plan is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of any applicable law or binding regulation, policy or order.





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                              SPECTRAN CORPORATION




         19. Claims Procedure. In the event that benefits under this Plan are not paid to an Outside Director (or his beneficiary in the case of an Outside Director's death), and such person feels entitled to receive them, a claim shall be made in writing to the Corporation within sixty (60) days after written notice from the Corporation to the Outside Director or his beneficiary or personal representative that payments are not being made or are not to be made under this Plan. Such claim shall be reviewed by the Corporation. If the claim is approved or denied, in full or in part, the Corporation shall provide a written notice of approval or denial within sixty (60) days from the date of receipt of the claim setting forth the specific reason for denial, specific reference to the provision of this Plan upon which the denial is based, and any additional material or information necessary to perfect the claim, if any. Also, such written notice shall indicate the steps to be taken if a review of the denial is desired. If a claim is denied (a claim shall be deemed denied if the Corporation does not take action within the aforesaid sixty (60) day period) and a review is desired, the Outside Director (or his beneficiary in the case of the Outside Director's death), shall notify the Corporation in writing within twenty (20) days. In requesting a review, the Outside Director or his beneficiary may review this Plan or any document relating to it and submit any written issues and comments he or she may feel appropriate. In its sole discretion the Corporation shall then review the claim and provide a written decision within sixty (60) days. This decision likewise shall state the specific reasons for the decision and shall include reference to specific provisions of this Plan on which the decision is based. Any decision of the Corporation shall not be binding on the Outside Director, his personal representative, or any beneficiary without consent, nor shall it preclude further action by the Outside Director, his personal representatives or beneficiary.

         20. Arbitration. All claims, disputes and other matters in question between the Corporation and any eligible Outside Director hereto arising out of or relating to this Plan or the breach thereof shall be decided by arbitration in accordance with the Rules of the American Arbitration Association then obtaining, subject to the limitations and restrictions stated below. Neither party will be permitted to submit a dispute to arbitration without first following the procedures set forth in Section 19. Notice of demand for arbitration must be filed in writing with





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                              SPECTRAN CORPORATION




the other party and with the American Arbitration Association. The demand must be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event may the demand for arbitration be made if the institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Arbitrations hereunder will be held in the English language in Boston, Massachusetts or such other place as the parties may agree. The award rendered by the arbitrators will be final, not subject to appeal and judgment may be entered upon it in any court having jurisdiction thereof. Each party will bear all of his or its own costs and expenses associated with the arbitration, and the parties shall equally share the administrative costs of the arbitration.

         21. Governing Law. The parties, terms and conditions of this Plan are subject to and shall be governed by the laws of the Commonwealth of Massachusetts without giving effect to the principles of conflicts of law.

         22. Gender. Any reference in this Plan to the masculine shall be deemed to include the feminine where the context so requires.





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                              SPECTRAN CORPORATION





                                   SCHEDULE A

                           DESIGNATION OF BENEFICIARY


                                                             Date:______________


Gentlemen:

In accordance with the provisions of the SpecTran Corporation Retirement Plan for Outside Directors, I hereby designate ________________________ residing at ____________________________* as my beneficiary to receive payment thereunder in the event of my death before payments in full thereunder have been made. In the event said beneficiary predeceases me, I hereby designate ________________________ residing at ____________________________* as beneficiary in his or her stead.

                                 Very truly yours,


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*  If more than one beneficiary is to be designated, add a page listing the beneficiaries and specify the percentage of each payment to be received by each beneficiary.





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